EXHIBIT 21.1



SUBSIDIARIES OF DIONEX CORPORATION


	The following table sets forth the names of the subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which subsidiaries do business as of June 30, 1997.


                 			 	    State or other
              		   		     jurisdiction of		     Name under which
                 				     incorporation or		    subsidiary does
Name of Subsidiary        organization          business


Dionex (U.K.) Limited	    England			            Dionex (U.K.) Limited

Dionex GmbH			            Federal Republic      Dionex GmbH
                          of Germany

Dionex S.r.l.			          Italy                 Dionex S.r.l.

Dionex S.A.	          		  France		              Dionex S.A.

Dionex Export Corporation U.S. Virgin Islands   Dionex Export Corporation

Dionex Canada Ltd./Ltee.	 Canada			             Dionex Canada Ltd./Ltee.

Dionex B.V.			            The Netherlands	      Dionex B.V.

Nippon Dionex K.K.		      Japan			              Nippon Dionex K.K.

Dionex N.V.			            Belgium	         		   Dionex N.V.

Dionex (Switzerland) AG	  Switzerland	          Dionex (Switzerland) AG

Dionex Austria GmbH		     Austria		         	   Dionex Austria GmbH